                                                                    Exhibit 21.1


                     SUBSIDIARIES OF MACKIE DESIGNS INC.
                          As of December 31, 1997


                                         State of Incorporation or Country
Subsidiary                               in which Organized
-------------------------------------    -----------------------------------

Mackie Sales Corporation                 Barbados


                                       96